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Exhibit 10.7

COMPROMISE AGREEMENT

THIS AGREEMENT is made on 17th October 2001

        BETWEEN

(1)
David Fletcher of Dearne Mill House, 19A Cuckstool Road, Denby Dale, Huddersfield, HD8 8RF ("Executive")

(2)
Sheffield Forgemasters Group Limited whose registered office is at Talos House, Hawke Street, Sheffield, S9 2WZ ("Employer")

(3)
Sheffield Forgemasters Limited whose registered office is at Talos House, Hawke Street, Sheffield, S9 2WZ ("SFL")

WHEREAS:

(A)
The Executive has been employed by the Employer since 1 November 1988.

(B)
The Executive's position as Group Vice President is redundant.

(C)
The Employer has decided to terminate the Executive's employment with effect from 16 October 2001.

(D)
As a result the Executive has potential claims for unfair dismissal and wrongful dismissal.

NOW IT IS AGREED AS FOLLOWS:

1.	The parties have entered into this agreement for the purposes of recording and implementing the terms and conditions on which they have agreed to settle all claims referred to in recital (D) above and in clause 2 of this agreement that the Executive has or may have against the Employer or any of its associated companies or any of its or their officers or employees following the termination of the Executive's employment by reason of redundancy on 16 October 2001 ("Termination Date")
2.
2.1
The Executive hereby waives all statutory, contractual and common law claims the Executive has or may have against the Employer or, any of its associated companies or any of its or their officers or employees arising out of his employment or relating to its termination including but not limited to:
		2.1.1	any claim for unfair dismissal under the Employment Rights Act 1996 ("ERA");
		2.1.2	any claim for a redundancy payment under the ERA;
		2.1.3	any claim for unlawful deduction from wages under the ERA;
		2.1.4	any claim under Regulation 30, 31, 32 or any other provision of the Working Time Regulations 1998 ("WTR");
		2.1.5	any claim under sections 11, 17, 24, 25, 26 or other provision for the National Minimum Wage Act 1998 ("NMW");
		2.1.6	any claim of unlawful discrimination under sections 6, 8, 9, 41, 42 or any other provision of the Sex Discrimination Act 1975 ("SDA");
		2.1.7	any claim under the Equal Pay Act 1970;
		2.1.8	any claim for unlawful discrimination under sections 4, 7, 32, 33 or any other provision of the Race Relations Act 1976 ("RRA");

		2.1.9	any claim for unlawful discrimination under sections 4, 5, 6, 12, 57, 58 or any other provision of the Disability Discrimination Act 1995 ("DDA");
		2.1.10	any claim for wrongful dismissal or any claim for breach of any express or implied term of the Executive's contract of employment;
		2.1.11	any claim that the Executive may have under The Sheffield Forgemasters Senior Executive Pension Scheme ("Pension Scheme") other than rights accrued up to the Termination Date but excluding any claim the Executive might have for any personal injuries suffered in the course of his employment. Accordingly (save in respect of personal injuries as specified above) the Executive shall not institute or continue any proceedings against the Employer or any of its associated companies or any of its or their officers or employees in an employment tribunal or any other court or tribunal.
2.2
The Executive undertakes that he has returned all passwords, books, documents (whether in hard copy or electronic mail), papers, materials, credit cards, computer hardware, keys and other property of or relating to the Employer in his possession and has not kept copies of any documents belonging to the Employer, save for a lever arch file containing papers relating to the termination of his employment.
2.3
The Executive and the Employer agree to keep confidential and not to disclose the circumstances surrounding the termination of the Executive's employment, the existence and terms of this agreement and/or terms of and the discussions leading to this agreement except as required by any statutory or regulatory authority or court of law, or in the case of the Executive to his immediate family or to his professional advisors.
2.4
The Executive and the Employer agree that neither will knowingly make nor publish nor cause to be made or published any derogatory or defamatory comments about the other (including for this purpose the officers or management of the Employer or any of its associated companies);
	2.5	The Executive confirms that he has not knowingly committed any breach of duty (including fiduciary duty) to the Employer.
3.
Upon receipt of this agreement signed by the Executive and the Relevant Independent Adviser and in consideration for the release of each and every claim the Executive may have against the Employer referred to in recital (D) and clause 2.1 above and subject to the Executive complying with all of his obligations under this agreement, SFL shall:
3.1
pay to the Executive a gross payment of £142,112 in respect of the Executive's potential wrongful dismissal claim which shall include the Executive's entitlement to a statutory redundancy payment of £5,280. SFL shall deduct from the payment monies in respect of income tax and National Insurance deductions and shall account to the appropriate authorities in respect of those items;
3.2
pay to the Executive a further gross payment of £30,000 in respect of his potential unfair dismissal claim. The parties believe that this payment can be paid without deductions for income tax in accordance with section 148 of the Income and Corporation and Taxes Act 1988;
	3.3	pay to the Executive any outstanding salary and holiday pay accrued up to and including the Termination Date (which sum will be paid to the Executive on or before 30 October 2001);

3.4
allow the Executive to continue using the BMW 740i company car registration number M970 WHE ("CAR") until 30 November 2001 at which time the Executive must immediately return the Car to the Employer's premises in a clean and roadworthy condition together with all sets of keys and any documentation relating to the Car. Until 30 November 2001 SFL shall maintain full comprehensive insurance cover and pay the vehicle excise duty in respect of the Car. If repairs or maintenance are required on the Car while allocated for the use of the Executive [he/she] must (save in the case of emergency/breakdown) obtain the authority of the SFL before carrying out any such repairs or maintenance, such authority not to be unreasonably withheld or delayed. Any authorised repairs or maintenance costs will be payable by the SFL. SFL shall not provide a replacement vehicle if for any reason the Car is unavailable during the period it is allocated to the Executive. The Executive will be responsible for payment of all fuel costs;
3.5
make a contribution into the Pension Scheme on the Executive's behalf of £150,000. The parties believe this payment to be within Inland Revenue limits and the rules of the Pension Scheme and refer to the letter from the actuaries of the Pension Scheme attached at Schedule 1 hereto.
4.	The Executive's departure will be announced as being by reason of redundancy.
5.
The Executive undertakes that he shall at the time of signing this agreement deliver the Employer formal letters of resignation of all directorships of the Employer or of any associated companies of the Employer in the form of the draft letter of resignation attached at schedule 2 hereto.
6.
The Executive agrees that in return for a further gross payment of £190,601 made by SFL upon receipt of the agreement signed by the Executive and the Relevant Independent Adviser, less deductions for income tax, all rights he may have under the terms of a share exchange agreement and shareholders agreement dated 6 April 1998 including any share options granted (copy attached at schedule 3 hereto) shall lapse on the Termination Date.
7.	The terms of this agreement shall be in full and final settlement of all claims that the Employer and SFL may have against the Executive arising out of his employment.
8.
In accepting the above terms, the Executive confirms that he has taken independent legal advice from Helen Mason, a solicitor of Mason & Co. whose address is Bridge Street, Bakewell, Derbyshire DE45 1DS ("Relevant Independent Adviser")

9.
The parties hereby declare that the relevant conditions relating to compromise agreements pursuant to Section 203 of the ERA and to compromise contracts under the RRA, the SDA, the DDA, the WTR, and the NMW have been satisfied. In particular, the Relevant Independent Adviser declares that the Executive has been advised by the Relevant Independent Adviser of the effect of this agreement upon his statutory and contractual rights and its effect on his ability to pursue a claim in an employment tribunal.
SIGNED:
/s/ DAVID FLETCHER
The Executive
SIGNED:
/s/ HELEN MASON
Relevant Independent Adviser
SIGNED:
/s/ P.S. BARRETT
For and on behalf of SFL
SIGNED:
/s/ P.S. BARRETT
for and on behalf of The Employer

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COMPROMISE AGREEMENT